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                                                                    Exhibit 23.c

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. ) of BW/IP, Inc. (formerly BWIP Holding, Inc.) and its wholly owned subsidiary (the Company) of our reports dated February 16, 1993, on our audit of the consolidated statements of income, stockholders' equity and cash flows, and the financial statement schedules of the Company, for the year ended December 31, 1992, which report is included in the Company's 1994 Annual Report on Form 10-K.


COOPERS & LYBRAND L.L.P.

Los Angeles, California
November 10, 1995